Exhibit 99.1

Dell Technologies Delivers First Quarter Fiscal 2027 Financial Results

ROUND ROCK, Texas — May 28, 2026 — Dell Technologies (NYSE: DELL) announces financial results for its fiscal 2027 first quarter and provides guidance for its fiscal 2027 second quarter and full year.

First-Quarter Summary
•Record revenue of $43.8 billion, up 88% year over year
•Record diluted earnings per share (EPS) of $5.24, up 282% year over year, and record non-GAAP diluted EPS of $4.86, up 214%
•Record first-quarter cash flow from operations of $4.1 billion

“Our record Q1 performance reflects strong in-quarter demand, as well as our pace of innovation across the full stack of PCs, compute and storage,” said Jeff Clarke, vice chairman and chief operating officer, Dell Technologies. “We booked $24.4 billion in AI orders and recognized $16.1 billion of AI server revenue. We’re increasing our AI server revenue expectations for FY27 to $60 billion, which only goes to show the AI opportunity shows no signs of slowing.”

“Execution was exceptionally strong across the business – from supply chain to sales to pricing – driving record revenue of $43.8 billion, record EPS, record Q1 cash flow of $4.1 billion and continued strong shareholder returns of $2.1 billion,” said David Kennedy, chief financial officer, Dell Technologies. “We entered FY27 with clear momentum, raising our full-year revenue outlook to $167 billion at the midpoint, up nearly 50% year over year.”

Infrastructure Solutions Group (ISG)
•Record revenue: $29.0 billion, up 181% year over year
•Record AI-Optimized Servers revenue: $16.1 billion, up 757% year over year
•Record Traditional Servers and Networking revenue: $8.5 billion, up 92% year over year
•Record first-quarter Storage revenue: $4.3 billion, up 8% year over year
•Record operating income: $3.1 billion, up 206% year over year

Client Solutions Group (CSG)
•Revenue: $14.6 billion, up 17% year over year
•Record Commercial Client revenue: $13.0 billion, up 18% year over year
•Consumer revenue: $1.6 billion, up 9% year over year
•Record operating income: $1.2 billion, up 79% year over year

Capital Return
Dell Technologies returned $2.1 billion to shareholders in the first quarter through share repurchases and dividends.

Guidance Summary
•Second-quarter FY27 revenue expected between $44.0 billion and $45.0 billion, up 49% year over year at the midpoint of $44.5 billion
•Second-quarter FY27 GAAP diluted EPS expected to be $4.48 at the midpoint, up 164% year over year, and non-GAAP diluted EPS to be $4.80 at the midpoint, up 107%
•Full-year FY27 revenue expected between $165.0 billion and $169.0 billion, up 47% year over year at the midpoint of $167.0 billion
•Full-year AI-Optimized Servers revenue expected to be roughly $60 billion, up 144% year over year
•Full-year FY27 GAAP diluted EPS expected to be $17.31 at the midpoint, up 99% year over year, and non-GAAP diluted EPS to be $17.90 at the midpoint, up 74%

First Quarter Fiscal 2027 Financial Results

	Three Months Ended
	May 1, 2026	May 2, 2025	Change

	(in millions, except per share amounts and percentages; unaudited)
Net revenue	$43,842	$23,378	88%
Operating income	$3,656	$1,165	214%
Net income	$3,438	$965	256%
Change in cash from operating activities	$4,081	$2,796	46%
Earnings per share — diluted	$5.24	$1.37	282%

Non-GAAP operating income	$4,235	$1,666	154%
Non-GAAP net income	$3,190	$1,086	194%
Adjusted free cash flow	$3,165	$2,232	42%
Non-GAAP earnings per share — diluted	$4.86	$1.55	214%
Information about Dell Technologies’ non-GAAP financial measures is provided under “Non-GAAP Financial Measures” below. All comparisons in this press release are year over year unless otherwise noted.

Operating Segments Results

	Three Months Ended
	May 1, 2026	May 2, 2025	Change

	(in millions, except percentages; unaudited)
Infrastructure Solutions Group (ISG):
Net revenue:
AI-optimized servers	$16,132	$1,882	757%
Traditional servers and networking	8,543	4,439	92%
Storage	4,334	3,996	8%
Total ISG net revenue	$29,009	$10,317	181%

Operating income:
ISG operating income	$3,055	$998	206%
% of ISG net revenue	10.5%	9.7%
% of total reportable segment operating income	72%	60%

Client Solutions Group (CSG):
Net revenue:
Commercial	$13,020	$11,046	18%
Consumer	1,589	1,463	9%
Total CSG net revenue	$14,609	$12,509	17%

Operating income:
CSG operating income	$1,170	$653	79%
% of CSG net revenue	8.0%	5.2%
% of total reportable segment operating income	28%	40%

Conference call information
As previously announced, the company will hold a conference call to discuss its performance and financial guidance on May 28 at 3:30 p.m. CST. Prior to the start of the conference call, prepared remarks and a presentation containing additional financial and operating information may be downloaded from investors.delltechnologies.com. The conference call will be presented live over the internet and can be accessed at https://investors.delltechnologies.com/news-events/upcoming-events.

For those unable to listen to the live presentation, the final remarks and presentation with additional financial and operating information will be available following the presentation, and an archived version will be available at the same location for one year.

About Dell Technologies
Dell Technologies (NYSE: DELL) helps organizations and individuals build their digital future and transform how they work, live and play. The company provides customers with the industry’s broadest and most innovative technology and services portfolio for the AI era.

Contacts
Investors: Investor_Relations@Dell.com
Media: Media.Relations@Dell.com
# # #

Copyright © 2026 Dell Inc. or its subsidiaries. All Rights Reserved. Dell Technologies, Dell, EMC and Dell EMC are trademarks of Dell Inc. or its subsidiaries. Other trademarks may be trademarks of their respective owners.

Non-GAAP Financial Measures:
This press release presents information about non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP earnings per share – diluted, free cash flow, and adjusted free cash flow, all of which are non-GAAP financial measures provided as a supplement to the results provided in accordance with generally accepted accounting principles in the United States of America (“GAAP”). A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided in the attached tables for each of the fiscal periods indicated.

Special Note on Forward-Looking Statements:
Statements in this press release that relate to future results and events are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933 and are based on Dell Technologies’ current expectations. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should,” “will” and “would,” or similar words or expressions that refer to future events or outcomes.

Forward-looking statements include, among others, any statements regarding Dell Technologies’ expectations for second-quarter and full-year fiscal 2027 revenue, GAAP diluted earnings per share and non-GAAP diluted earnings per share, and for full-year fiscal 2027 AI-optimized servers revenue, as well as any other statements regarding Dell Technologies’ prospects and its future operations, financial condition, volumes, cash flows, expenses or other financial items, including management’s plans or strategies and objectives for any of the foregoing and any assumptions, expectations or beliefs underlying any of the foregoing.

Dell Technologies’ results or events in future periods could differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties, and other factors that include, but are not limited to, the following: adverse global economic conditions, trade disruptions, and instability in financial markets; competitive pressures; Dell Technologies’ ability to successfully execute its strategy; Dell Technologies’ relationships with third-party suppliers for products and components; Dell Technologies’ use of single-source or limited-source suppliers; effects on Dell Technologies’ operating performance related to demand for AI solutions; management of Dell Technologies’ AI solutions and use of AI in internal functions and operations; Dell Technologies’ ability to deliver high-quality products, software, and services and to manage solutions and products and services transitions in an effective manner; Dell Technologies’ ability to successfully implement its cost efficiency plans; Dell Technologies’ ability to successfully execute on strategic initiatives including acquisitions and divestitures; security incidents, including cyber-attacks; Dell Technologies’ foreign operations and ability to generate substantial non-U.S. net revenue; Dell Technologies’ product, services, customer, and geographic sales mix, and seasonal sales trends; the performance of Dell Technologies’ sales channel partners; access to the capital markets by Dell Technologies or its customers; adverse economic conditions, changing customer mix, and the effect of additional regulation on Dell Technologies’ financial services activities;

counterparty default risks; material impairment of the value of goodwill or intangible assets; the loss by Dell Technologies of any contracts for ISG services and solutions and its ability to perform such contracts at their estimated costs; loss by Dell Technologies of government contracts; Dell Technologies’ ability to develop and protect its proprietary intellectual property or obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms; disruptions in Dell Technologies’ infrastructure; Dell Technologies’ ability to hedge effectively its exposure to fluctuations in foreign currency exchange rates and interest rates; expiration of tax holidays or favorable tax rate structures, or unfavorable outcomes in tax audits and other tax compliance matters; impairment of portfolio investments; unfavorable results of legal proceedings; evolving and varied expectations and regulatory requirements relating to sustainability issues; the effect of global climate change and related legal, regulatory or market measures; compliance with environmental and safety laws; compliance requirements of anti-corruption laws, economic sanctions and other trade laws, human rights laws, or other laws; Dell Technologies’ dependence on the services of Michael Dell and key employees; Dell Technologies’ level of indebtedness; and business and financial factors and legal restrictions affecting continuation of Dell Technologies’ quarterly cash dividend policy and dividend rate.

This list of risks, uncertainties, and other factors is not complete. Dell Technologies discusses some of these matters more fully, as well as certain risk factors that could affect Dell Technologies’ business, financial condition, results of operations, and prospects, in its reports filed with the SEC, including Dell Technologies’ annual report on Form 10-K for the fiscal year ended January 30, 2026, quarterly reports on Form 10-Q, and current reports on Form 8-K. These filings are available for review through the SEC’s website at www.sec.gov. Any or all forward-looking statements Dell Technologies makes may turn out to be wrong and can be affected by inaccurate assumptions Dell Technologies might make or by known or unknown risks, uncertainties, and other factors, including those identified in this press release. Accordingly, you should not place undue reliance on the forward-looking statements made in this press release, which speak only as of its date. Dell Technologies does not undertake to update, and expressly disclaims any duty to update, its forward-looking statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

DELL TECHNOLOGIES INC.
Condensed Consolidated Statements of Income and Related Financial Highlights
(in millions, except per share amounts and percentages; unaudited)

	Three Months Ended
	May 1, 2026	May 2, 2025	Change

Net revenue:
Products	$38,105	$17,599	117%
Services	5,737	5,779	(1)%
Total net revenue	43,842	23,378	88%
Cost of net revenue:
Products	32,852	15,116	117%
Services	3,208	3,325	(4)%
Total cost of net revenue	36,060	18,441	96%
Gross margin	7,782	4,937	58%
Operating expenses:
Selling, general, and administrative	3,143	2,964	6%
Research and development	983	808	22%
Total operating expenses	4,126	3,772	9%
Operating income	3,656	1,165	214%
Interest and other, net	292	(82)	456%
Income before income taxes	3,948	1,083	265%
Income tax expense	510	118	332%
Net income	$3,438	$965	256%

Earnings per share:
Basic	$5.30	$1.39	281%
Diluted	$5.24	$1.37	282%

Weighted average shares:
Basic	649	692	(6)%
Diluted	656	702	(7)%

Percentage of Total Net Revenue:
Gross margin	17.8%	21.1%
Selling, general, and administrative	7.3%	12.6%
Research and development	2.2%	3.5%
Operating expenses	9.5%	16.1%
Operating income	8.3%	5.0%
Income before income taxes	9.0%	4.6%
Net income	7.8%	4.1%
Income tax rate	12.9%	10.9%

Amounts are based on underlying data and may not visually foot due to rounding.

DELL TECHNOLOGIES INC.
Condensed Consolidated Statements of Financial Position
(in millions; unaudited)

	May 1, 2026	January 30, 2026
ASSETS
Current assets:
Cash and cash equivalents	$11,578	$11,528
Accounts receivable, net of allowance of $77 and $77	25,854	17,585
Short-term financing receivables, net of allowance of $124 and $121	8,237	8,458
Inventories	15,052	10,437
Other current assets	9,886	9,594
Total current assets	70,607	57,602
Property, plant, and equipment, net	6,945	6,676
Long-term investments	2,484	1,730
Long-term financing receivables, net of allowance of $88 and $92	5,713	5,822
Goodwill	19,504	19,547
Intangible assets, net	4,439	4,533
Other non-current assets	5,221	5,376
Total assets	$114,913	$101,286

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$7,550	$7,990
Accounts payable	45,261	33,630
Accrued and other	8,594	8,315
Short-term deferred revenue	13,193	13,334
Total current liabilities	74,598	63,269
Long-term debt	23,611	23,513
Long-term deferred revenue	14,259	13,596
Other non-current liabilities	3,849	3,378
Total liabilities	116,317	103,756
Stockholders’ equity (deficit):
Common stock and capital in excess of $0.01 par value	9,111	9,457
Treasury stock at cost	(16,149)	(14,533)
Retained earnings	6,343	3,325
Accumulated other comprehensive loss	(709)	(719)
Total stockholders’ equity (deficit)	(1,404)	(2,470)
Total liabilities and stockholders’ equity	$114,913	$101,286

DELL TECHNOLOGIES INC.
Condensed Consolidated Statements of Cash Flows
(in millions; unaudited)

	Three Months Ended
	May 1, 2026	May 2, 2025

Cash flows from operating activities:
Net income	$3,438	$965
Adjustments to reconcile net income to net cash provided by operating activities:	643	1,831
Change in cash from operating activities	4,081	2,796
Cash flows from investing activities:
Purchases of investments	(124)	(97)
Maturities and sales of investments	1	31
Capital expenditures and capitalized software development costs	(963)	(568)
Divestitures of businesses and assets, net	—	533
Other	19	13
Change in cash from investing activities	(1,067)	(88)
Cash flows from financing activities:
Repurchases of common stock	(1,628)	(1,980)
Repurchases of common stock for employee tax withholdings	(537)	(352)
Payments of dividends and dividend equivalents	(464)	(396)
Proceeds from debt	2,465	6,308
Repayments of debt	(2,788)	(2,310)
Debt-related costs and other, net	(2)	(33)
Change in cash from financing activities	(2,954)	1,237
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(13)	89
Change in cash, cash equivalents, and restricted cash	47	4,034
Cash, cash equivalents, and restricted cash at beginning of the period	11,706	3,819
Cash, cash equivalents, and restricted cash at end of the period	$11,753	$7,853

DELL TECHNOLOGIES INC.
Segment Information
(in millions, except percentages; unaudited; continued on next page)

	Three Months Ended
	May 1, 2026	May 2, 2025	Change

Infrastructure Solutions Group (ISG):
Net revenue:
AI-optimized servers	$16,132	$1,882	757%
Traditional servers and networking	8,543	4,439	92%
Storage	4,334	3,996	8%
Total ISG net revenue	$29,009	$10,317	181%

Operating income:
ISG operating income	$3,055	$998	206%
% of ISG net revenue	10.5%	9.7%
% of total reportable segment operating income	72%	60%

Client Solutions Group (CSG):
Net revenue:
Commercial	$13,020	$11,046	18%
Consumer	1,589	1,463	9%
Total CSG net revenue	$14,609	$12,509	17%

Operating income:
CSG operating income	$1,170	$653	79%
% of CSG net revenue	8.0%	5.2%
% of total reportable segment operating income	28%	40%

Amounts are based on underlying data and may not visually foot due to rounding.

DELL TECHNOLOGIES INC.
Segment Information
(in millions; unaudited; continued)

	Three Months Ended
	May 1, 2026	May 2, 2025

Reconciliation to consolidated net revenue:
Reportable segment net revenue	$43,618	$22,826
Corporate and other (a)	224	552
Total consolidated net revenue	$43,842	$23,378

Reconciliation to consolidated operating income:
Reportable segment operating income (b)	$4,225	$1,651
Corporate and other (a)	10	15
Amortization of intangibles (c)	(97)	(126)
Stock-based compensation expense (d)	(189)	(190)
Other corporate expenses (e)	(293)	(185)
Total consolidated operating income (f)	$3,656	$1,165
_________________
(a)Corporate and other includes VMware Resale and other items that are managed at the corporate level and are not allocated to reportable segments.
(b)Depreciation expense directly attributable to each reportable segment is included in the operating results of each segment. However, the Chief Operating Decision Maker does not evaluate depreciation expense by operating segment, and therefore such expense is not separately presented.
(c)Amortization of intangibles includes non-cash purchase accounting adjustments that are primarily related to the EMC merger transaction completed in September 2016.
(d)Stock-based compensation expense consists of equity awards granted based on the estimated fair value of those awards at grant date.
(e)Other corporate expenses includes severance expenses, payroll taxes associated with stock-based compensation, incentive charges related to equity investments, transaction-related expenses, and impairment charges.
(f)Income and expenses within Interest and other, net, is not allocated to the reportable segments. Therefore, the company only reports reportable segment operating income.

SUPPLEMENTAL SELECTED NON-GAAP FINANCIAL MEASURES

These tables present information about the company’s non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP earnings per share - diluted, free cash flow and adjusted free cash flow, all of which are non-GAAP financial measures provided as a supplement to the results provided in accordance with generally accepted accounting principles in the United States of America (“GAAP”). A detailed discussion of Dell Technologies’ reasons for including certain of these non-GAAP financial measures, the limitations associated with these measures, the items excluded from these measures, and the company’s reason for excluding those items are presented in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures” in the company’s periodic reports filed with the SEC. Dell Technologies encourages investors to review the non-GAAP discussion in these reports in conjunction with the presentation of non-GAAP financial measures.

DELL TECHNOLOGIES INC.
Selected Financial Measures
(in millions, except per share amounts and percentages; unaudited)

	Three Months Ended
	May 1, 2026	May 2, 2025	Change

Net revenue	$43,842	$23,378	88%
Non-GAAP gross margin	$7,947	$5,057	57%
% of net revenue	18.1%	21.6%
Non-GAAP operating expenses	$3,712	$3,391	9%
% of net revenue	8.4%	14.5%
Non-GAAP operating income	$4,235	$1,666	154%
% of net revenue	9.7%	7.1%
Non-GAAP net income	$3,190	$1,086	194%
% of net revenue	7.3%	4.6%
Non-GAAP earnings per share — diluted	$4.86	$1.55	214%

Amounts are based on underlying data and may not visually foot due to rounding.

DELL TECHNOLOGIES INC.
Reconciliation of Selected Non-GAAP Financial Measures
(in millions, except percentages; unaudited; continued on next page)

	Three Months Ended
	May 1, 2026	May 2, 2025	Change

Gross margin	$7,782	$4,937	58%
Non-GAAP adjustments:
Amortization of intangibles	26	41
Stock-based compensation expense	44	39
Other corporate expenses	95	40
Non-GAAP gross margin	$7,947	$5,057	57%

Operating expenses	$4,126	$3,772	9%
Non-GAAP adjustments:
Amortization of intangibles	(71)	(85)
Stock-based compensation expense	(145)	(151)
Other corporate expenses	(198)	(145)
Non-GAAP operating expenses	$3,712	$3,391	9%

Operating income	$3,656	$1,165	214%
Non-GAAP adjustments:
Amortization of intangibles	97	126
Stock-based compensation expense	189	190
Other corporate expenses	293	185
Non-GAAP operating income	$4,235	$1,666	154%

Net income	$3,438	$965	256%
Non-GAAP adjustments:
Amortization of intangibles	97	126
Stock-based compensation expense	189	190
Other corporate (income) expenses	288	(58)
Fair value adjustments on equity investments	(631)	(17)
Aggregate adjustment for income taxes (a)	(191)	(120)
Non-GAAP net income	$3,190	$1,086	194%
____________________
(a)The company’s non-GAAP income tax is calculated using a fixed estimated annual tax rate.

DELL TECHNOLOGIES INC.
Reconciliation of Selected Non-GAAP Financial Measures
(unaudited; continued)

	Three Months Ended
	May 1, 2026	May 2, 2025	Change

Earnings per share — diluted	$5.24	$1.37	282%
Non-GAAP adjustments:
Amortization of intangibles	0.14	0.18
Stock-based compensation expense	0.29	0.27
Other corporate (income) expenses	0.44	(0.08)
Fair value adjustments on equity investments	(0.96)	(0.02)
Aggregate adjustment for income taxes (a)	(0.29)	(0.17)
Non-GAAP earnings per share — diluted	$4.86	$1.55	214%
____________________
(a)The company’s non-GAAP income tax is calculated using a fixed estimated annual tax rate.

DELL TECHNOLOGIES INC.
Reconciliation of Selected Non-GAAP Financial Measures
(in millions, except percentages; unaudited; continued)

	Three Months Ended
	May 1, 2026	May 2, 2025	Change

Cash flow from operations	$4,081	$2,796	46%
Non-GAAP adjustments:
Capital expenditures and capitalized software development costs, net (a)	(963)	(568)
Free cash flow	$3,118	$2,228	40%

Free cash flow	$3,118	$2,228	40%
Non-GAAP adjustments:
Financing receivables (b)	(263)	(23)
Equipment under operating leases (c)	310	27
Adjusted free cash flow	$3,165	$2,232	42%
____________________
(a)Capital expenditures and capitalized software development costs, net includes proceeds from sales of facilities, land, and other assets.
(b)Financing receivables represent the operating cash flow impact from the change in financing receivables.
(c)Equipment under operating leases represents the net impact of capital expenditures and depreciation expense for leases and contractually embedded leases identified within flexible consumption arrangements.

DELL TECHNOLOGIES INC.
Reconciliation of Non-GAAP Financial Measures in Summary Guidance
(unaudited)

	Three Months Ending	Fiscal Year Ending
	July 31, 2026	January 29, 2027

Earnings per share — diluted	$4.48	$17.31

Non-GAAP adjustments:
Amortization of intangibles (a)	0.15	0.59
Stock-based compensation	0.29	1.16
Other corporate expenses (b)	—	0.45
Fair value adjustments on equity investments (c)	—	(0.97)
Aggregate adjustment for income taxes (d)	(0.12)	(0.64)
Non-GAAP earnings per share — diluted	$4.80	$17.90
____________________
(a)Amortization of intangibles represents an estimate for acquisitions completed as of May 1, 2026 and does not include estimates for potential acquisitions, if any, during fiscal 2027.
(b)Consists primarily of severance expenses, payroll taxes associated with stock-based compensation, transaction-related expenses, impairment charges, and incentive charges related to equity investments. No estimate is included for severance expense as such expense cannot be reasonably estimated at this time.
(c)No estimates are included for potential fair value adjustments on strategic investments given the potential volatility of either gains or losses on those equity investments.
(d)The fiscal 2027 aggregate adjustment to reconcile non-GAAP income tax expense to GAAP income tax expense is approximately $0.4 billion. The aggregate adjustment for income taxes is the estimated combined income tax effect for the adjustments shown above as well as an adjustment for discrete tax items. The company’s non-GAAP income tax is calculated using a fixed estimated annual tax rate.